Exhibit 99.1

Innovaro, Inc. Reports Financial Results for Three Months Ended June 30, 2011

Tampa, FL — (Business Wire) – August 10, 2011 – Innovaro, Inc. (NYSE Amex: INV) today announced that total revenue was $5.2 million for the quarter ended June 30, 2011 as compared to $2.8 million for the quarter ended June 30, 2010 and net loss for the quarter ended June 30, 2011 was ($1.0 million) as compared to ($1.2 million) for the quarter ended June 30, 2010.

Second Quarter 2011 and 2010 Financial Results Summary

•	Total revenue increased to $5.2 million for the three months ended June 30, 2011 from $2.8 million for the three months ended June 30, 2010.

•	Strategic Services revenue for the second quarter of 2011 increased by 138% over the second quarter of 2010.

•	Technology Services revenue for the second quarter of 2011 decreased by 24% over the second quarter of 2010.

•	Total expenses increased to $6.7 million for the three months ended June 30, 2011 from $4.1 million for the three months ended June 30, 2010.

•	Innovation management software platform R&D costs were $330,000 for the second quarter of 2011 as compared to $351,000 for the second quarter of 2010.

•

Net loss for the three months ended June 30, 2011 was ($1.0 million) and included the following non-cash (income) and expense items: ($370,000) gain on derivative liabilities; $339,000 in non-cash depreciation and amortization; and $186,000 in non-cash stock-based compensation expense related to vesting options. Net loss for the three months ended June 30, 2010 was ($1.2 million), which included the following non-cash expense items: $12,000 loss on derivative liabilities; $396,000 in non-cash depreciation and amortization; and $151,000 in non-cash stock-based compensation expense related to vesting options.

Financial Condition

Our total assets were $25.0 million as of June 30, 2011 and $24.7 million as of December 31, 2010. As of June 30, 2011 we had $633,000 in cash and cash equivalents, $2.9 million in accounts receivable and contracts in progress, $3.4 million in accounts payable, accrued bonus and accrued expenses and $5.5 million in debt. As of December 31, 2010, we had $263,000 in cash and cash equivalents, $2.0 million in accounts receivable and contracts in progress, $1.5 million in accounts payable and accrued expenses and $5.8 million in debt.

Innovaro, Inc.

Consolidated Balance Sheets

	June 30, 2011 (Unaudited)	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$632,987	$262,619
Accounts receivable, net	2,668,868	1,796,454
Contracts in process	187,613	214,734
Available-for-sale securities	122,598	171,139
Prepaid expenses and other assets	538,933	791,432

Total current assets	4,150,999	3,236,378
Cost method investments	95,589	95,589
Equity method investments	303,454	303,454
Note receivable and accrued interest	1,752,000	1,700,000
Fixed assets, net	6,625,869	6,736,567
Goodwill	6,449,722	6,407,640
Intangible assets, net	5,629,524	6,174,792

Total assets	$25,007,157	$24,654,420

LIABILITIES
Current liabilities:
Accounts payable	$1,231,670	$1,078,088
Accrued expenses	611,248	420,707
Accrued bonus	1,520,848	—
Deferred revenue	1,014,712	987,624
Current maturities of long-term debt	174,138	433,964

Total current liabilities	4,552,616	2,920,383
Long-term debt, less current maturities	5,311,320	5,358,173
Derivative liabilities	1,273,471	1,140,005
Deferred tax liability	1,201,948	1,220,687

Total liabilities	12,339,355	10,639,248

EQUITY
Innovaro stockholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 29,000,000 shares authorized; 15,187,963 and 14,631,950 shares issued; 15,021,274 and 14,585,261 shares outstanding at June 30, 2011 and December 31, 2010, respectively	150,213	145,853
Additional paid-in capital	86,579,309	85,024,704
Accumulated deficit	(74,740,629)	(71,829,344)
Accumulated other comprehensive income	150,689	147,922

Total Innovaro stockholders’ equity	12,139,582	13,489,135
Noncontrolling interest	528,220	526,037

Total equity	12,667,802	14,015,172

Total liabilities and equity	$25,007,157	$24,654,420

Innovaro, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Strategic services	$4,555,245	$1,916,588	$7,583,106	$3,346,630
Technology services	670,237	884,187	1,245,105	1,724,576

	5,225,482	2,800,775	8,828,211	5,071,206

Expenses:
Direct costs of revenue – Strategic services	4,475,680	1,171,222	6,157,242	2,175,646
Direct costs of revenue – Technology services	365,213	429,809	698,455	873,757
Salaries and wages	485,427	789,629	809,935	1,469,155
Professional fees	96,870	165,808	185,149	367,097
Research and development	330,087	351,495	633,664	550,654
Sales and marketing	52,883	191,581	114,118	437,877
General and administrative	523,624	582,422	1,028,310	1,177,672
Depreciation and amortization	339,097	395,913	680,185	796,408

	6,668,881	4,077,879	10,307,058	7,848,266

Other (income) and expense:
Other (income) expense	(498,887)	(154,315)	1,229,758	(156,389)
Interest expense, net	81,623	142,084	223,210	277,238

	(417,264)	(12,231)	1,452,968	120,849

Loss before income taxes	(1,026,135)	(1,264,873)	(2,931,815)	(2,897,909)
Provision for income tax benefit	(8,129)	(34,098)	(16,127)	(89,809)

Net loss	(1,018,006)	(1,230,775)	(2,915,688)	(2,808,100)

Net loss attributable to the noncontrolling interest	(1,976)	(1,434)	(4,403)	(2,361)

Net loss attributable to Innovaro stockholders	$(1,016,030)	$(1,229,341)	$(2,911,285)	$(2,805,739)

Net loss attributable to Innovaro stockholders per share: Basic and diluted	$(0.07)	$(0.10)	$(0.19)	$(0.24)

Weighted average shares outstanding: Basic and diluted	14,963,859	11,872,196	14,993,148	11,834,875

Innovaro, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2011	2010
Operating Activities:
Net loss attributable to Innovaro stockholders	$(2,911,285)	$(2,805,739)
Adjustments to reconcile net loss attributable to Innovaro stockholders to net cash flows from operating activities:
Net loss attributable to noncontrolling interest	(4,403)	(2,361)
Depreciation and amortization	680,185	796,408
Amortization of debt discount from investor warrants	65,526	91,735
Loss on sale and impairment of available-for-sale securities	201	34,801
Loss (gain) on derivative liabilities	1,424,296	(41,950)
Stock-based compensation	268,135	299,373
Deferred income taxes	(16,127)	(89,809)
Loss (gain) on disposal of fixed assets	11,015	1,406
Bad debt expense	1,067	(33,501)
Changes in operating assets and liabilities:
Accounts receivable and contracts in process	(846,360)	(239,783)
Prepaid expenses and other assets	211,644	(91,127)
Deferred revenue	27,088	(164,209)
Accounts payable and accrued expenses	1,871,556	465,980

Net cash flows from operating activities	782,538	(1,778,776)

Investing Activities:
Capital expenditures	(22,758)	(29,729)
Proceeds from sale of available-for-sale securities	—	249,145

Net cash flows from investing activities	(22,758)	219,416

Financing Activities:
Proceeds from borrowings on bank line of credit	—	200,000
Payments on long-term debt	(383,350)	(193,775)

Net cash flows from financing activities	(383,350)	6,225

Effect of foreign exchange rates	(6,062)	(6,487)

Increase (decrease) in cash and cash equivalents	370,368	(1,559,622)
Cash and cash equivalents at beginning of period	262,619	2,118,970

Cash and cash equivalents at end of period	$632,987	$559,348

Conference Call Information

We will host a live conference call at 4:30 p.m. ET today to discuss the results. Investors and analysts are invited to attend the conference call.

Investors and analysts can participate in the call by dialing:

US & Canada: 866-240-5139

UK: 0-800-368-0590

Other International Callers: 713-481-0091

About Innovaro, Inc.

Innovaro, Inc. is a comprehensive end-to-end innovation solution provider. With fully scalable solutions, whether for a global 1000 company or small R&D lab or university scientist, we help our clients create breakthrough innovation, realize latent value in their IP and accelerate their innovations to market. Leading companies trust us to create profitable growth, new revenue streams, enduring capabilities and lasting value through innovation. For more information about Innovaro, please visit our website at www.innovaro.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements and these factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This press release is available at www.innovaro.com.

Contacts:

Innovaro

Tania Bernier

media@innovaro.com

813-754-4330 x223